September 13, 2017

Securities and Exchange Commission

450 Fifth Street N.W.

Washington, DC 20549

We have read the statements of EXOlifestyle, Inc., pertaining to our firm included under Item 4.01 of Form 8-K dated September 15, 2017 and agree with such statements as they pertain to our firm.

Sincerely,

/s/ KLJ & Associates, LLP

5201 Eden Avenue

Suite 300

Edina, Minnesota 55436

630.277.2330